Exhibit 99.1

News Announcement

Nexstar Announces New Cash Dividend Policy

Irving, TX – November 26, 2012 — Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (the “Company”) today announced a new dividend policy pursuant to which our board of directors has authorized us to declare a total annual cash dividend with respect to its shares of Class A common stock and Class B common stock of $0.48 per share in equal quarterly installments of $0.12 per share, concurrent with the closing of the acquisition of the assets being acquired by Nexstar Broadcasting as part of the Newport Acquisition and entry into the new senior secured credit facilities in connection with the Newport Acquisition. The acquisition of the assets being acquired by Nexstar Broadcasting as part of the Newport Acquisition is expected to close in December 2012. Future cash dividends, if any, will be at the discretion of our board of directors, can be changed or discontinued at any time and will be subject to limitations in any then existing debt agreements applicable to the Company. Dividend determinations (including the record date and date of payment) will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as the board of directors may deem relevant. The first quarterly cash dividend is expected to be paid, subject to declaration by the board of directors, in the first quarter of 2013.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 55 television stations and 11 related digital multicast signals reaching 32 markets or approximately 9.3% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and three independent stations. Nexstar’s 31 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Assuming completion of the proposed acquisition of twelve stations from Newport Television LLC and Newport Television License LLC, Nexstar will own, operate, program or provide sales and other services to 67 television stations and related digital multicast signals reaching 39 markets or approximately 11.4% of all U.S. television households. Assuming completion of the proposed acquisition of three additional stations from Newport Television LLC and Newport Television License LLC and two stations from Smith Media, LLC, Nexstar will own, operate, program or provide sales and other services to 71 television stations and related digital multicast signals reaching 41 markets or approximately 12.3% of all U.S. television households.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

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